CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #126 to the Registration Statement on Form N-1A of the RMB Investors Trust and to the use of our report dated February 28, 2023 on the financial statements and financial highlights of the RMB Investors Trust. Such financial statements and financial highlights appear in the 2022 Annual Report to Shareholders which are also incorporated by reference into the Statement of Additional Information.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 28, 2023